Exhibit 10.1

AGREEMENT

Reference is made to that certain Membership Interest Purchase Agreement, dated September 14, 2022 (the “MIPA”), by and among Eightco Holdings Inc. (formerly Cryptyde, Inc.) (the “Company”), Forever 8 Fund, LLC (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, in his capacity as representative of the Sellers (the “Representative”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the MIPA.

The Sellers hereby irrevocably waive, effective as of March 17, 2024, any right to receive any Earnout Consideration upon the achievement of the Earn-Out Targets as provided for in Section 1.04 of the MIPA.

Each of the parties represents and warrants to the other that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of May 6, 2024.

EIGHTCO HOLDINGS INC.

By:	/s/ Kevin O’Donnell
Name:	Kevin O’Donnell
Title:	Director

SELLERS’ REPRESENTATIVE,
On behalf of all Sellers

/s/ Paul Vassilakos
Paul Vassilakos